Exhibit 99.1

Contacts:	UInvestors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@AllianceData.com

UMedia
Annabelle Baxter
Alliance Data
214-494-3818
Annabelle.Baxter@alliancedata.com

Alliance Data Reports Third Quarter 2018 Results

•	Revenue Increases 2 Percent to $1.95 Billion
o	Pro Forma Revenue Increases 5 Percent to $2.0 Billion
•	EPS Increases 28 Percent to $5.39
•	Core EPS Increases 17 Percent to $6.26
•	Plan to Unlock Intrinsic Value of ADS Portfolio of Businesses to be Communicated Prior to Year-end

Plano, TX, October 18, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced results for the quarter ended September 30, 2018.
Summary	Quarter Ended September 30,
(in millions, except per share amounts)	2018	2017	% Change
Revenue	$1,947	$1,912	+2%
Pro forma revenue	$2,016	$1,912	+5%
Net income	$297	$233	+27%
Net income per diluted share ("EPS")	$5.39	$4.20	+28%
Diluted shares outstanding	55.0	55.6
*******************************
Supplemental Non-GAAP Metrics (a):
Adjusted EBITDA	$662	$622	+7%
Adjusted EBITDA, net of funding costs ("adjusted EBITDA, net")	$563	$550	+2%
Core earnings per diluted share ("core EPS")	$6.26	$5.35	+17%

(a)	See "Financial Measures" for a discussion of non-GAAP financial measures.

Alliance Data Systems Corporation
October 18, 2018
Ed Heffernan, president and chief executive officer of Alliance Data, commented, "Pro forma revenue increased 5 percent to $2.02 billion for the third quarter of 2018, below expectations. Conversely, core EPS came in strong, increasing 17 percent to $6.26 for the third quarter of 2018. Year-to-date core EPS has increased 20 percent to $15.70, which firmly positions us to realize our full-year guidance of $22.50 to $23.00 per share, an increase of 16 to 19 percent.
"There were three significant achievements during the third quarter. First, we are now seeing the benefits from shifting to in-house recovery of charged-off accounts in our Card Services segment as recovery rates moved from a multi-quarter drag toward a growing benefit. Second, also in the Card Services segment, we are trending to a record level of new client signings, which will add as much as $4 billion in card receivables growth over time. And third, our LoyaltyOne® segment had another solid quarter of pro forma revenue growth, coupled with momentum in our AIR MILES® Reward Program as evidenced by a nice step-up in AIR MILES issued.
"Shifting to our strategic direction, we have spent the better part of this year reviewing the portfolio of businesses that constitute Alliance Data. We are nearing the end of this process and feel it's appropriate to share our current thinking."
Heffernan continued: "Stated simply, we firmly believe that our current stock price does not reflect the intrinsic value of our portfolio of businesses across the enterprise. We are evaluating which assets would likely thrive under a different steward, while also unlocking value for our stockholders. We know that the right answer could involve significant realignment of our businesses and we are actively evaluating that optimal strategy. We expect to crystallize a game plan of precisely − what and how − before year end, and will continue to communicate our path forward when appropriate."
CONSOLIDATED RESULTS
Revenue increased 2 percent to $1.95 billion for the third quarter of 2018. Pro forma revenue − which adjusts for the change to net revenue presentation for AIR MILES effective January 1, 2018 − increased 5 percent to $2.0 billion. EPS increased 28 percent to $5.39, while core EPS increased 17 percent to $6.26 for the third quarter of 2018. The core EPS effective tax rate was 24.2 percent compared to 32.5 percent in the third quarter of 2017. Adjusted EBITDA, net increased 2 percent to $563 million for the third quarter of 2018.

Alliance Data Systems Corporation
October 18, 2018

SEGMENT RESULTS
	Quarter Ended September 30,
(in millions)	2018	2017	% Change
Revenue:
LoyaltyOne	$260	$305
ASC 606 adjustment (a)	69	-
LoyaltyOne pro forma revenue	329	305	+8%

Epsilon	538	559	-4%
Card Services	1,163	1,055	+10%
Corporate/other and eliminations	(14)	(7)
Total pro forma revenue	$2,016	$1,912	+5%

Adjusted EBITDA, net:
Loyalty One	$63	$61	+4%
Epsilon®	125	125	0%
Card Services	414	397	+4%
Corporate/other	(40)	(33)
Total adjusted EBITDA, net	$563	$550	+2%

(a)	Represents classification of certain redemption revenue recorded net upon the adoption of ASC 606, Revenue from Contracts with Customers, January 1, 2018.

LoyaltyOne: Pro forma revenue increased 8 percent to $329 million and adjusted EBITDA increased 4 percent to $63 million for the third quarter of 2018. AIR MILES reward miles issued increased 3 percent for the third quarter of 2018 and is projected to continue to grow for the remainder of 2018.
Epsilon: Revenue decreased 4 percent to $538 million, while adjusted EBITDA was flat with the prior year at $125 million for the third quarter of 2018. The decline in revenue was largely attributable to lower margin agency and site-based display product offerings. Adjusted EBITDA margins expanded 100 basis points to 23 percent for the third quarter of 2018, due to the favorable shift in revenue mix.
Card Services: Revenue increased 10 percent to $1.16 billion while adjusted EBITDA, net increased 4 percent to $414 million for the third quarter of 2018. Adjusted EBITDA, net was tempered by lower gross yields, a function of client mix, and higher funding costs.

Alliance Data Systems Corporation
October 18, 2018

2018 Guidance
•
Reported revenue of approximately $7.9 billion and pro forma revenue of approximately $8.2 billion. Both were lowered from prior guidance due to continued weakness in certain Epsilon product offerings and the initial impact from strategic efforts noted above.

•	Maintaining core EPS of $22.50 to $23.00, representing a 16 to 19 percent increase over 2017.
2019 Guidance
•	Guidance will be provided in January 2019 as part of our fourth quarter earnings release, which will reflect details of our anticipated strategic re-alignment.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic evaluations, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.
We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.
Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Alliance Data Systems Corporation
October 18, 2018

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs, core earnings and core earnings per diluted share (core EPS). Constant currency excludes the impact of fluctuations in foreign exchange rates. The Company calculates constant currency by converting our current period local currency financial results using the prior period exchange rates. The Company uses adjusted EBITDA and adjusted EBITDA, net as an integral part of internal reporting to measure the performance and operational strength of reportable segments and to evaluate the performance of senior management. Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. Similarly, core earnings and core EPS eliminate non-cash or non-operating items, including, but not limited to, stock compensation expense, amortization of purchased intangibles, amortization of debt issuance and hedging costs. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company's reported GAAP results, provide useful information to investors regarding the Company's performance and overall results of operations.
Reconciliation of Non-GAAP Financial Measures
Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release in both the News and Investors sections on the Company's website (www.alliancedata.com). No reconciliation is provided with respect to forward-looking annual guidance for 2018 core EPS as the Company cannot reliably predict all necessary components or their impact to reconcile core EPS to GAAP EPS without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a material impact on the Company's future results.
The financial measures presented are consistent with the Company's historical financial reporting practices. Core earnings and core EPS represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.

Alliance Data Systems Corporation
October 18, 2018

Conference Call
Alliance Data will host a conference call on Thursday, October 18, 2018 at 8:30 a.m. (Eastern Time) to discuss the Company's third-quarter 2018 results. The conference call will be available via the Internet at www.alliancedata.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company's website.
If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter "82317380". The replay will be available at approximately 11:45 a.m. (Eastern Time) on Thursday, October 18, 2018.
About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.
Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Alliance Data Systems Corporation
October 18, 2018

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$1,947.2	$1,912.4	$5,735.3	$5,613.2
Operating expenses:
Cost of operations	1,105.9	1,104.5	3,202.7	3,248.0
Provision for loan loss	196.8	204.7	846.3	807.9
Depreciation and amortization	122.5	124.3	366.2	374.5
Total operating expenses	1,425.2	1,433.5	4,415.2	4,430.4
Operating income	522.0	478.9	1,320.1	1,182.8
Interest expense, net:
Securitization funding costs	56.1	38.2	163.4	109.9
Interest expense on deposits	43.4	33.2	115.6	87.9
Interest expense on long-term and other debt, net	69.4	73.9	214.8	210.2
Total interest expense, net	168.9	145.3	493.8	408.0
Income before income tax	$353.1	$333.6	$826.3	$774.8
Income tax expense	56.6	100.4	148.1	257.4
Net income	$296.5	$233.2	$678.2	$517.4

Per share data:

Weighted average shares outstanding – basic	54.8	55.4	55.2	55.8
Weighted average shares outstanding – diluted	55.0	55.6	55.4	56.0

Basic – Net income	$5.41	$4.21	$12.30	$9.27
Diluted – Net income	$5.39	$4.20	$12.25	$9.23

Alliance Data Systems Corporation
October 18, 2018

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2018	December 31, 2017

Assets
Cash and cash equivalents	$3,600.9	$4,190.0
Credit card and loan receivables:
Credit card and loan receivables	17,427.2	18,613.8
Allowance for loan loss	(1,114.6)	(1,119.3)
Credit card and loan receivables, net	16,312.6	17,494.5
Credit card and loan receivables held for sale	1,720.1	1,026.3
Redemption settlement assets, restricted	587.7	589.5
Intangible assets, net	603.1	800.6
Goodwill	3,857.4	3,880.1
Other assets	3,081.2	2,703.8
Total assets	$29,763.0	$30,684.8

Liabilities and Stockholders' Equity
Deferred revenue	$916.2	$966.9
Deposits	11,349.4	10,930.9
Non-recourse borrowings of consolidated securitization entities	7,470.9	8,807.3
Long-term and other debt	5,807.3	6,079.6
Other liabilities	1,928.0	2,044.8
Total liabilities	27,471.8	28,829.5
Stockholders' equity	2,291.2	1,855.3
Total liabilities and stockholders' equity	$29,763.0	$30,684.8

Alliance Data Systems Corporation
October 18, 2018

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017 (1)

Cash Flows from Operating Activities:
Net income	$678.2	$517.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	366.2	374.5
Deferred income taxes	(30.3)	(62.5)
Provision for loan loss	846.3	807.9
Non-cash stock compensation	64.2	63.5
Amortization of deferred financing costs	36.2	32.3
Change in operating assets and liabilities	(221.5)	(77.0)
Originations of loan receivables held for sale	(4,799.0)	(6,012.8)
Sales of loan receivables held for sale	4,928.8	6,011.5
Other	156.3	104.0
Net cash provided by operating activities	2,025.4	1,758.8

Cash Flows from Investing Activities:
Change in redemption settlement assets	(37.4)	(213.6)
Change in credit card and loan receivables	(708.1)	(1,174.7)
Sale of credit card portfolio	55.4	—
Capital expenditures	(149.3)	(176.6)
Other	(21.3)	(46.2)
Net cash used in investing activities	(860.7)	(1,611.1)

Cash Flows from Financing Activities:
Borrowings under debt agreements	3,207.3	6,439.6
Repayments of borrowings	(3,466.0)	(5,903.8)
Net increase in deposits	421.3	1,987.7
Non-recourse borrowings of consolidated securitization entities	2,577.3	2,455.0
Repayments/maturities of non-recourse borrowings of consolidated securitization entities	(3,915.0)	(2,545.0)
Payment of deferred financing costs	(21.3)	(53.4)
Purchase of treasury shares	(197.0)	(553.7)
Dividends paid	(94.5)	(86.8)
Other	(18.1)	(16.5)
Net cash (used in) provided by financing activities	(1,506.0)	1,723.1

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.1)	8.4
Change in cash, cash equivalents and restricted cash	(344.4)	1,879.2
Cash, cash equivalents and restricted cash at beginning of period	4,314.7	1,968.5
Cash, cash equivalents and restricted cash at end of period	$3,970.3	$3,847.7

(1)
Adjusted to reflect the adoption of Accounting Standards Update ("ASU") 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash." The effect of the adoption of the standard was to include restricted cash and restricted cash equivalents at the beginning-of-period and end-of-period cash and cash equivalents totals.

Alliance Data Systems Corporation
October 18, 2018

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(In millions)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Segment Revenue:
LoyaltyOne	$260.2	$305.2	(15)%	$735.1	$918.3	(20)%
Epsilon	537.6	558.7	(4)	1,561.2	1,631.8	(4)
Card Services	1,162.9	1,055.4	10	3,466.5	3,083.6	12
Corporate/Other	0.2	—	nm*	0.5	—	nm*
Intersegment Eliminations	(13.7)	(6.9)	nm*	(28.0)	(20.5)	nm*
Total	$1,947.2	$1,912.4	2%	$5,735.3	$5,613.2	2%

Segment Adjusted EBITDA, net:
LoyaltyOne	$63.4	$61.0	4%	$186.8	$176.4	6%
Epsilon	125.2	125.0	—	323.7	316.8	2
Card Services	414.3	397.3	4	1,068.6	1,033.5	3
Corporate/Other	(40.0)	(33.2)	20	(107.6)	(103.7)	4
Total	$562.9	$550.1	2%	$1,471.5	$1,423.0	3%

Key Performance Indicators:
Credit sales	$7,376	$7,352	—%	$21,749	$21,447	1%
Credit sales - active	$7,376	$6,668	11%	$21,458	$19,246	11%
Average receivables	$17,580	$15,949	10%	$17,624	$15,792	12%
Gross yield	24.9%	25.4%	(0.5)%	24.9%	25.3%	(0.4)%
Net principal loss rate	5.9%	5.5%	0.4%	6.3%	6.0%	0.3%
Delinquency rate	5.8%	5.4%	0.4%	5.8%	5.4%	0.4%
Reserve rate	6.5%	6.3%	0.2%	6.5%	6.3%	0.2%
AIR MILES reward miles issued	1,361	1,326	3%	4,032	3,984	1%
AIR MILES reward miles redeemed	1,076	1,063	1%	3,322	3,366	(1)%

* nm-not meaningful

Alliance Data Systems Corporation
October 18, 2018

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted EBITDA and Adjusted EBITDA, net:
Net income	$296.5	$233.2	$678.2	$517.4
Income tax expense	56.6	100.4	148.1	257.4
Total interest expense, net	168.9	145.3	493.8	408.0
Depreciation and other amortization	49.7	46.7	145.9	136.6
Amortization of purchased intangibles	72.8	77.6	220.3	237.9
Stock compensation expense	17.9	18.3	64.2	63.5
Adjusted EBITDA	$662.4	$621.5	$1,750.5	$1,620.8
Less: Funding costs (1)	99.5	71.4	279.0	197.8
Adjusted EBITDA, net of funding costs	$562.9	$550.1	$1,471.5	$1,423.0

Core Earnings:
Net income	$296.5	$233.2	$678.2	$517.4
Add back: non-cash/ non-operating items:
Stock compensation expense	17.9	18.3	64.2	63.5
Amortization of purchased intangibles	72.8	77.6	220.3	237.9
Non-cash interest (2)	10.7	11.2	36.2	35.4
Income tax effect (3)	(53.3)	(42.7)	(129.5)	(120.5)
Core earnings	$344.6	$297.6	$869.4	$733.7

Weighted average shares outstanding – diluted	55.0	55.6	55.4	56.0
Core earnings per share – diluted	$6.26	$5.35	$15.70	$13.10

(1)	Represents interest expense on deposits and securitization funding costs.
(2)	Represents amortization of debt issuance and hedging costs.
(3)	Represents the tax effect for the related non-GAAP measure adjustments using the expected effective tax rate.

Alliance Data Systems Corporation
October 18, 2018

	Three Months Ended September 30, 2018
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$40.3	$43.9	$484.9	$(47.1)	$522.0
Depreciation and amortization	21.0	73.6	26.0	1.9	122.5
Stock compensation expense	2.1	7.7	2.9	5.2	17.9
Adjusted EBITDA	63.4	125.2	513.8	(40.0)	662.4
Less: Funding costs	—	—	99.5	—	99.5
Adjusted EBITDA, net	$63.4	$125.2	$414.3	$(40.0)	$562.9

	Three Months Ended September 30, 2017
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$37.4	$38.7	$442.8	$(40.0)	$478.9
Depreciation and amortization	21.4	77.9	22.9	2.1	124.3
Stock compensation expense	2.2	8.4	3.0	4.7	18.3
Adjusted EBITDA	61.0	125.0	468.7	(33.2)	621.5
Less: Funding costs	—	—	71.4	—	71.4
Adjusted EBITDA, net	$61.0	$125.0	$397.3	$(33.2)	$550.1

	Nine Months Ended September 30, 2018
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$114.2	$76.5	$1,261.1	$(131.7)	$1,320.1
Depreciation and amortization	64.5	220.0	76.0	5.7	366.2
Stock compensation expense	8.1	27.2	10.5	18.4	64.2
Adjusted EBITDA	186.8	323.7	1,347.6	(107.6)	1,750.5
Less: Funding costs	—	—	279.0	—	279.0
Adjusted EBITDA, net	$186.8	$323.7	$1,068.6	$(107.6)	$1,471.5

	Nine Months Ended September 30, 2017
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$109.4	$57.1	$1,147.1	$(130.8)	$1,182.8
Depreciation and amortization	60.1	233.7	74.8	5.9	374.5
Stock compensation expense	6.9	26.0	9.4	21.2	63.5
Adjusted EBITDA	176.4	316.8	1,231.3	(103.7)	1,620.8
Less: Funding costs	—	—	197.8	—	197.8
Adjusted EBITDA, net	$176.4	$316.8	$1,033.5	$(103.7)	$1,423.0